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                                                                     EXHIBIT 5.1


                                                                     FILE NUMBER
                                                                        880499


                               September 15, 2000



Pan Pacific Retail Properties, Inc.
1631-B South Meadow Drive
Vista, California  92083

               Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

               We have served as Maryland counsel to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 12,195,221 shares (the "Shares") of common stock, par value $.01 per share, of the Company, covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 21, 2000 (the "Merger Agreement"), between the Company and Western Properties Trust, a California real estate investment trust. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

               In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

               1. The Registration Statement, and all amendments thereto, filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which they were transmitted to


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Pan Pacific Retail Properties, Inc.
September 15, 2000
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the Commission for filing under the 1933 Act, certified as of a recent date by an officer of the Company;

               2. The Charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

               3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

               4. Resolutions adopted by the Board of Directors of the Company relating to the approval of the Merger Agreement and the merger contemplated thereby (the "Merger") and the issuance and registration of the Shares, certified as of a recent date by an officer of the Company;

               5. The Merger Agreement, certified as of a recent date by an officer of the Company;

               6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

               7. A certificate executed by an officer of the Company, dated as of a recent date; and

               8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

               In expressing the opinion set forth below, we have assumed the following:

               1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

               2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.


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Pan Pacific Retail Properties, Inc.
September 15, 2000
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               3.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

               4. Any Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

               Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

               1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

               2. The Shares have been duly authorized for issuance pursuant to the Merger Agreement, subject to approval of the Merger by the stockholders of the Company, and, upon approval of the Merger by the stockholders of the Company and when and if the Shares are issued and delivered against payment therefor and otherwise in the manner described in the Resolutions and the Merger Agreement, the Shares will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.


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Pan Pacific Retail Properties, Inc.
September 15, 2000
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               The foregoing opinion is limited to the substantive laws of the
State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

               This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and,

accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
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